                                                                    EXHIBIT 21.1

      The following is a list of the significant subsidiaries of Clearwire Corporation, and the state or other jurisdiction of incorporation or organization.

           LIST OF CONSOLIDATED SUBSIDIARIES OF CLEARWIRE CORPORATION

                                                                STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                              INCORPORATION OR ORGANIZATION
Clearwire US LLC                                                Nevada
Clearwire Communications, Inc.                                  Delaware
Clearwire Spectrum Corp.                                        Delaware
Clearwire Spectrum Holdings LLC                                 Nevada
Clearwire Technologies, Inc.                                    Delaware
Clearwire Telecommunications Services, LLC                      Nevada
Craig Wireless Honolulu, Inc.                                   Hawaii
Fixed Wireless Holdings, LLC                                    Delaware
Jonsson Communications Corporation                              California
LH Communications, LLC                                          Ohio
Lois Hubbard Communications, LLC                                Ohio
Mac Telecom SA                                                  Belgium
NextNet International, Inc.                                     Delaware
NextNet Wireless, Inc.                                          Delaware
NextNet Wireless Asia, Inc.                                     Delaware
NextNet Wireless Telecommunications do Brasil Ltda.             Brazil
Unison Wireless, Inc.                                           Delaware
Winbeam, Incorporated                                           Pennsylvania
Winbeam Westmoreland, LLC                                       Pennsylvania
Clearwire International LLC                                     Washington
Clearwire d.o.o.                                                Croatia
Clearwire Belgium Sprl                                          Belgium
CLEARWIRE d.o.o. Beograd (Clearwire Ltd. Belgrade)              Serbia
Clearwire Europe B.V.                                           Netherlands
Clearwire Europe S.a.r.l.                                       Luxembourg
Clearwire France S.A.S.                                         France
Clearwire Ireland Limited                                       Ireland
Clearwire Poland Sp. z o.o.                                     Poland
Clearwire Poland Spectrum Sp. z o.o.                            Poland
Clearwire Slovakia s.r.o.                                       Slovakia
accessNET International, S.A.                                   Romania
Banda Ancha, S.A.                                               Spain
Idilis, S.A.                                                    Romania

          LIST OF UNCONSOLIDATED SUBSIDIARIES OF CLEARWIRE CORPORATION

                                                                STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                              INCORPORATION OR ORGANIZATION
ATCO Clearwire Telecom Limited                                  Cayman Islands
ATCO Clearwire Telecom Limited - Jordan PSC                     Jordan
Craig Wireless Manitoba Inc.                                    Canada
Danske Telecom A/S                                              Denmark
GALT Wireless, LLC                                              Washington
MVS Net, S.A. de C.V.                                           Mexico